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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-58530 of RF Monolithics, Inc. on Form S-8 of our report dated October 16, 2001, appearing in this Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2001.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
November 28, 2001